                                EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") made this 15th day of December, 1996, by and between CONVERGENT COMMUNICATIONS, INC., a Colorado corporation whose address is 67 Inverness Drive East, Englewood, Colorado 80112 ("Employer" or the "Company") and John R. Evans, an individual whose address is 4260 E. Plum Court, Greenwood Village, Colorado 80121 ("Employee").

                                  R E C I T A L S

     A. Employer desires to hire and employ Employee as Chief Executive Officer and Chairman of Employer or any of its affiliates in such capacity of equal or greater responsibility, as provided herein; and

     B.   Employee desires to be employed by Employer as provided herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1. EMPLOYMENT. The Company agrees to employ Employee and Employee hereby agrees to be employed by the Company and/or such of its subsidiaries and affiliate corporations as determined by the Company on a full-time basis, for the period and upon the terms and conditions hereinafter set forth.

     2. CAPACITY AND DUTIES. Employee shall be employed as Chief Executive Officer and Chairman of Employer or any of its affiliates in such capacity of equal or greater responsibility. During his employment, Employee shall perform the duties and bear the responsibilities commensurate with his position and as directed by the Board of Directors of the Company and shall serve the Company faithfully and to the best of his ability.

     3.   COMPENSATION AND BENEFITS.

          3.1 The Company shall pay Employee during the Term of this Agreement (or, if longer, during the term of Employee's employment with the Company or any of its affiliates) an annual base salary, payable semi-monthly. The annual base salary shall be One Hundred Fifty Thousand Dollars ($150,000.00 USD), adjustable for merit increases. In addition to a base salary, the Employee is eligible for an incentive bonus up to 100% of base salary per year, and an incentive stock option plan, both of which are at the discretion of the Board of Directors. Throughout the Term of this Agreement (or, if longer, during the term of Employee's employment with the Company or any of its affiliates), the Company shall pay Employee a car allowance, payable semi-monthly.

          3.2 In addition to salary as provided above, the Company shall provide Employee


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during the Term of this Agreement (or, if longer, during the term of Employee's employment with the Company or any of its affiliates), with the benefits of such insurance plans, hospitalization plans, stock plans, retirement plans, founder benefits, health club membership, trade association membership and other employee fringe benefits (including sick leave and four (4) weeks vacation time) for which Employee may be eligible under the terms and conditions thereof. The Company reserves the right to modify, delete or change its benefits at any time.

          3.3 Throughout the Term of this Agreement, the Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the business of the Company and in performance of his duties under this Agreement, upon presentation to the Company by Employee of an itemized accounting of such expenses with reasonable supporting data.

     4. TERM. The initial term of this Agreement shall commence on December 15, 1996 and shall terminate on December 15, 2001 ("Term") and shall continue thereafter from year to year, unless and until either party terminates the Agreement pursuant to Section 5 below. The applicable provisions of Sections 6, 7, 8, 9 and 10 shall remain in full force and effect as provided and for the time periods specified in such Sections notwithstanding the termination of this Agreement; all other obligations of either party to the other under this Agreement shall terminate at the end of the Term.

     5.   TERMINATION.

          5.1 If, during the Term of this Agreement, Employee dies or is prevented from performing his duties by reason of illness or incapacity for one hundred forty (140) days in any one hundred eighty (180) day period, the Company may terminate this Agreement, upon thirty (30) days prior notice thereof to Employee or his duly appointed legal representative.

          5.2 The Company or the Employee may terminate this Agreement upon at least thirty (30) days prior notice to Employee or the Company, respectively, upon the happening of any of the following events:

               5.2.1 The sale by the Company of substantially all of its assets to a single purchaser or associated group of purchasers who are not affiliates of the Company. For the purposes of this Agreement, the term "affiliate" means a person, firm or corporation that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

               5.2.2 The sale, exchange or other disposition in one transaction of eighty percent (80%) or more of the outstanding voting stock of the Company to or with a person, firm or corporation not then an affiliate of the Company.


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

               5.2.3 The merger or consolidation of the Company in a transaction not involving an affiliate of the Company in which the shareholders of the Company receive less than fifty percent (50%) of the outstanding voting stock of the new continuing corporation.

               5.2.4 A bona fide decision by the Company to terminate its business and liquidate its assets (but only if such liquidation is not part of a plan to carry on the Company's business through its shareholders).

          5.3 The Company may terminate this Agreement at any time for gross negligence or substantial non-performance by Employee of any duty as an executive officer of the Company which continues for a period of thirty (30) days after written notice specifying such negligence or non-performance.

          5.4 The Company may terminate this Agreement immediately upon the intentional commission and conviction of a violation of any federal law, rule or regulation, or any theft, fraud, embezzlement or similar crime involving the commission of any felony, or for a material breach of any obligation or covenant created by or under this Agreement.

          5.5 Employer or Employee may terminate this Agreement without cause upon at least thirty (30) days prior notice. Employee may also terminate this Agreement if the Employer designates the Employee in a capacity of lessor responsibility and Employee rejects such designation pursuant to Section 2 herein.

          5.6 If this Agreement is terminated by the Company under subsections 5.1, 5.2, 5.3 or 5.5 above, during the Term, or any renewal Term, the Company shall continue to pay Employee's monthly base salary and bonus compensation accrued, as shall be in effect on the termination date, for a period of twenty-four (24) months following the date of termination ("Termination Fee"). In addition, all Employee stock options shall vest immediately on date of termination and the exercise period shall be continued through the exercise date specified in the option agreement. No Termination Fee shall be paid to Employee in the event that this Agreement is terminated for any other reason, including, without limitation, pursuant to subsection 5.4 herein.

     6.   COVENANT NOT TO COMPETE.

          6.1 During the Term of this Agreement (or, if longer, during the term of Employee's employment with the Company or any of its affiliates) and for a period of twenty-four (24) months after termination of this Agreement (or, if later, termination of Employee's employment with the Company or any of its affiliates), Employee shall not, directly or indirectly, own, manage, operate, control, be employed by, or participate in the ownership, management, operation or control of a business that is engaged in the same business as the Company within any area or at any location


                                         -3-
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constituting, during the term of Employee's employment and/or at the time
Employee's employment is terminated, a Relevant Area.  For the purposes of this
Section 6, including all subsections of this Section 6, the business in which the Company is engaged in is the voice and data telecommunications business, including local and long distance services, network integration, network monitoring, customer premise equipment, and network equipment leasing, and which other services the Company provides, whether or not the Company is authorized to provide and actually provides such services during the term of Employee's employment ("Services"). The "Relevant Area" shall be defined for the purposes of this Agreement as any area located within, or within fifty (50) miles of, the legal boundaries or limits of any city within which the Company or any parent, subsidiary or affiliate thereof is providing Services, has commenced the acquisition of any authorizations, rights of way or facilities or has commenced the construction of facilities for the purpose of providing Services, or the Company has publicly announced or privately disclosed in writing to Employee that it plans to provide Services.

          6.2 During the Term of this Agreement (or, if longer, during the term of Employee's employment with the Company or any of its affiliates) and for a period of twenty-four (24) months after termination of this Agreement (or, if longer, termination of Employee's employment with the Company or any of its affiliates), Employee shall not (i) directly or indirectly cause or attempt to cause any employee of the Company or any of its affiliates to leave the employ of the Company or any affiliate, (ii) in any way interfere with the relationship between the Company and any employee or between an affiliate and any employee of the affiliate, (iii) directly or indirectly hire any employee of the Company or any affiliate to work for any organization of which Employee is an officer, director, employee, consultant, independent contractor or owner of an equity or other financial interest, or (iv) interfere or attempt to interfere with any transaction in which the Company or any of its affiliates was involved during the Term of this Agreement or Employee's employment, which ever is longer.

          6.3 EMPLOYEE AGREES THAT, BECAUSE OF THE NATURE AND SENSITIVITY OF THE INFORMATION TO WHICH HE WILL BE PRIVY AND BECAUSE OF THE NATURE AND NATIONAL AND INTERNATIONAL SCOPE OF THE COMPANY'S BUSINESS, THE RESTRICTIONS IN THIS
SECTION 6 ARE FAIR AND REASONABLE.

     7.   CONFIDENTIAL INFORMATION.

          7.1 The relationship between the Company and Employee is one of confidence and trust. This relationship and the rights granted and duties imposed by this Section shall continue until a date two (2) years from the date Employee's employment is terminated.

          7.2 As used in this Agreement (i) "Confidential Information" means information disclosed to or acquired by Employee about the Company's plans, products, processes and services including the Services and any Relevant Area, including information relating to research, development, inventions, manufacturing, purchasing, accounting, engineering, marketing, merchandising, selling, pricing and tariffed or contractual terms, customer lists and prospect lists or other market information, with respect to any of the Company's then current business activities; and (ii) "Inventions" means any inventions, discoveries, concepts and ideas, whether patentable or not, including, without limitation, processes, methods, formulas, and techniques (as well as related improvements and knowledge) that are based on or related to Confidential Information, that pertain in any manner to the Company's then currently used technology, expertise or business and that are made or conceived by Employee, either solely or jointly with others, and while employed by the Company or within six (6) months thereafter, whether or not made or conceived during working hours or with the use of the Company's facilities, materials or personnel.

          7.3 Employee agrees that he shall at no time during the term of his employment or at any time for a period of two (2) years thereafter disclose any Confidential Information, Inventions or component thereof to any person, firm or corporation to any extent or for any reason or purpose or use any Confidential Information or component thereof for any purpose other than the conduct of the Company's business.

          7.4 Any Confidential Information, Invention or component thereof that is directly or indirectly originated, developed or perfected to any degree by Employee during the term of his employment by the Company shall be and remain the sole property of the Company and shall be deemed trade secrets of the Company.

          7.5 Upon termination of Employee's employment pursuant to any of the provisions herein, Employee or his legal representative shall deliver to the Company all originals and all duplicates and/or copies of all documents, records, notebooks, and similar repositories of or containing Confidential Information or subject matter then in his possession, whether prepared by him or not.

          7.6 EMPLOYEE AGREES THAT THE COVENANTS AND AGREEMENTS CONTAINED IN THIS SECTION 7 ARE FAIR AND REASONABLE AND THAT NO WAIVER OR MODIFICATION OF THIS SECTION OR ANY COVENANT OR CONDITION SET FORTH HEREIN SHALL BE VALID UNLESS SET FORTH IN WRITING AND DULY EXECUTED BY THE PARTIES HERETO. EMPLOYEE AGREES TO EXECUTE SUCH SEPARATE AND FURTHER CONFIDENTIALITY AGREEMENTS EMBODYING AND ENLARGING UPON THE PROVISIONS OF THIS SECTION 7 AS THE COMPANY MAY REASONABLY REQUEST.

     8. INJUNCTIVE RELIEF. Upon a breach or threatened breach by Employee of any of the provisions of Sections 6 and 7 of this Agreement, the Company shall be entitled to an injunction restraining Employee from such breach without a showing of damage as irreparable harm. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach, including recovery of damages from Employee.

     9. NO WAIVER. A waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent or other breach by Employee.

     10. SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion


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of this Agreement shall be adjudicated to be invalid or unenforceable, this
Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

     11. NOTICES. All communications, requests, consents and other notices provided for in this Agreement shall be in writing and shall be deemed given if mailed by first class mail, postage prepaid, certified or return receipt requested to the addresses set forth above, or last known address and received by the intended party. If the mailing is returned to the sender due to an incorrect address, the correct address must be obtained in order for the communication to be received and completed.

     12. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

     13. ASSIGNMENT. The Company may assign its rights and obligations under this Agreement to any affiliate of the Company or, subject to the provisions of
Section 5, to any acquirer of substantially all of the business of the Company, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee. Neither this Agreement nor any rights or duties hereunder may be assigned or delegated by Employee.

     14. AMENDMENTS. No provision of this Agreement shall be altered, amended, revoked or waived except by an instrument in writing, signed by each party to this Agreement.

     15. BINDING EFFECT. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

     16. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral, which relate in any way to the subject matter hereof.

     18.  ARBITRATION.   ANY DISPUTE ARISING OUT OF THIS AGREEMENT, THE
EMPLOYEE'S APPLICATION FOR EMPLOYMENT, THE EMPLOYEE'S RELATIONSHIP WITH THE COMPANY, OR THE EMPLOYEE'S EMPLOYMENT OR SEPARATION FROM EMPLOYMENT SHALL BE SUBJECT TO ARBITRATION PURSUANT TO THE COMPANY'S ARBITRATION PROCEDURES. THE EMPLOYEE ACKNOWLEDGES THAT A COPY OF THE PROCEDURES HAS BEEN DELIVERED TO AND READ BY THE EMPLOYEE PRIOR TO THE TIME HE/SHE EXECUTED THIS AGREEMENT. IT IS UNDERSTOOD THAT ALL SECTIONS OF THE ARBITRATION PROCEDURES APPLY, EXCEPT THOSE SECTIONS PERTAINING TO AT-WILL EMPLOYMENT, WHICH ARE SUPERSEDED BY THIS EMPLOYMENT AGREEMENT.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                         CONVERGENT COMMUNICATIONS, INC.

                         By: /s/ Philip G. Allen
                             --------------------------------------------------

                         Title:  Executive Vice President
                                -----------------------------------------------

                         EMPLOYEE:

                                /s/ John R. Evans
                         ------------------------------------------------------
                         (Signature)

                         Print Name and Date: John R. Evans
                                             ----------------------------------

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

                      FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


     THIS FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT ("Amendment") is made this 13th day of April, 1998, by and between CONVERGENT COMMUNICATIONS, INC., a Colorado corporation ("Employer" or the "Company") and JOHN R. EVANS ("EMPLOYEE").

     A. The Parties have entered into that certain Employment Agreement dated December 15, 1996 ("Agreement");

     B. The Parties desire to amend and modify certain of the terms and conditions of the Agreement;

     NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and in the Agreement, the Parties agree as follows:

     1. COMPENSATION AND BENEFITS. Section 3.1 of the Agreement shall be amended to increase EMPLOYEE's annual base salary to Two Hundred Thousand Dollars ($200,000.00).

     2. OTHER TERMS AND CONDITIONS. All other terms and conditions of the Agreement shall remain in full force and effect, as if fully stated herein.

     3. CAPITALIZED TERMS. Capitalized terms, and other defined terms, shall have the same meaning as that accorded to them in the Agreement, unless the context requires otherwise.

     4. CONFLICT. If there are any conflicting terms or conditions between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall control.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative on the day and year first above written.

CONVERGENT COMMUNICATIONS, INC.,               JOHN R. EVANS
a Colorado corporation


By /s/ Keith V. Burge                            /s/ John R. Evans
  ----------------------------------           --------------------------------

Its:  President and Chief Operating Officer